18012 Sky Park Circle, Suite 200
Irvine, CA 92614
tel 949-852-1600
fax 949-852-1606
www.rjicpas.com

Exhibit 16.1

January 25, 2016

U.S. Securities and Exchange Commission

100 F. Street, NE

Washington, CA 20549

Dear Sir or Madam:

We have read Item 4.01 of Adaptive Medias, Inc.’s (the Company) Form 8-K dated January 25, 2016 and are in agreement with the statements relating only to our Firm contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,

/s/ Ramirez Jimenez International CPAs